United States

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    August 31, 2001
                                                    ---------------

Commission file number              1-11983
                         -----------------------------------





                           FPIC Insurance Group, Inc.
               --------------------------------------------------
             (Exact name of registrant as specified in its charter)




    Florida                                         59-3359111
-------------------------------              ----------------------------------
(State or other jurisdiction of               (IRS Employer Identification No.)
incorporation or organization)




      225 Water Street, Suite 1400, Jacksonville, Florida            32202
--------------------------------------------------------------------------------
         (Address of principal executive offices)                 (Zip Code)



                                 (904) 354-2482
                     ---------------------------------------
              (Registrant's telephone number, including area code)

Item 7.  Financial Statements and Exhibits.


         (c)      Exhibits
         -----------------

                  Exhibit Number             Description of Exhibits
                  --------------             -----------------------


                  10(ff) Revolving Credit and Term Loan Agreement dated August 31, 2001 among FPIC Insurance Group, Inc., as Borrower, the Lenders named therein, and SunTrust Bank, as Administrative Agent and Collateral Agent

                  10(gg) International Swap Dealers Association, Inc. Master Agreement dated June 15, 1998 between FPIC Insurance Group, Inc. and SunTrust Bank, Atlanta, as amended by the Confirmations of Interest Rate Transactions dated August 29, 2001.

                   99 FPIC Insurance Group, Inc. Press Release dated September 6, 2001

Item 9.  Regulation FD Disclosure.

FPIC Insurance Group, Inc. (the "Company") entered into a Revolving Credit and Term Loan Agreement with five financial institutions dated August 31, 2001. Additional information regarding the Company's lenders and the terms of the Revolving Credit and Term Loan Agreement can be found at Exhibit Number 10(ff).

The initial aggregate principal amount of the new credit facility is $55 million, including: (i) a $37.5 million revolving credit facility (with a $17.5 million letter of credit sub-facility), which matures three years from August 31, 2001, and which the Company has the right to increase up to $47.5 million by securing additional lenders to participate in the facility; and (ii) a $17.5 million term loan facility, repayable in twelve equal quarterly installments commencing on December 31, 2001. Amounts outstanding under the new credit facility bear interest at a variable rate, primarily based upon LIBOR plus an initial applicable margin of 2.25 percentage points, which applicable margin may be reduced to a minimum of 1.75 percentage points as the Company reduces its outstanding indebtedness. Under the terms of the new credit facility, the Company is required to meet certain financial covenants. The facility is guaranteed by, and collateralized by the common stock of, certain subsidiaries.

The Company has also entered into interest rate swap agreements covering borrowings under the new facility, which are designed to serve as a hedge against future increases in

LIBOR. Additional information regarding the Company's interest rate swap agreements can be found at Exhibit Number 10(gg).

The new credit facility replaces a $75 million revolving credit facility that was entered into by the Company in January 1999, which would have matured on January 4, 2002. Approximately $67.2 million of principal was outstanding under the prior facility. The Company used available funds to pay down the difference between the outstanding principal amount of the prior facility and the initial principal amount of the new facility.

Notwithstanding the lower initial principal amount of the new credit facility, aggregate interest costs are expected to initially be approximately the same as under the prior facility, as the Company will also incur continuing costs associated with unwinding the interest rate swap agreements on the Company's prior credit facility. At the time of the new borrowing, the Company's unrealized loss on the terminated swap agreements approximated $2.3 million. In accordance with Financial Accounting Standard No. 133, the loss on the terminated swaps will be amortized into interest expense using the effective interest method over the life of the agreements, which would have expired January 2, 2004.


Forward-Looking Statements.

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Any written or oral statements made by or on behalf of the Company may include forward-looking statements, which reflect the Company's current views with respect to future events and financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These uncertainties and other factors include, but are not limited to, (i) uncertainties relating to government and regulatory policies (such as subjecting the Company to insurance regulation or taxation in additional jurisdictions or amending, revoking or enacting any laws, regulations or treaties affecting the Company's current operations), (ii) the occurrence of insured or reinsured events with a frequency or severity exceeding the Company's estimates, (iii) legal developments, (iv) the uncertainties of the loss reserving process, (v) the actual amount of new and renewal business and market acceptance of expansion plans, (vi) the loss of the services of any of the Company's executive officers, (vii) changing rates of inflation and other economic conditions, (viii) the ability to collect reinsurance recoverables,
(ix) the competitive environment in which the Company operates, related trends and associated pricing pressures and developments, (x) the impact of mergers and acquisitions, including the ability to successfully integrate acquired businesses and achieve cost savings, competing demands for the Company's capital and the risk of undisclosed liabilities, (xi) developments in global financial markets that could affect the Company's investment portfolio and financing plans, and (xii) risk factors associated with financing and refinancing, including the willingness of credit institutions to provide financing and the availability of credit generally.

The words "believe," "anticipate," "estimate," "project," "plan," "expect," "intend," "hope," "will likely result" or "will continue" and variations thereof or similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.




                                    SIGNATURE

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            FPIC INSURANCE GROUP, INC.



Date:    September 6, 2001                  By:      /s/ Kim D. Thorpe
                                               ---------------------------------
                                                 Kim D. Thorpe
                                                 Executive Vice President and
                                                 Chief Financial Officer

                                  EXHIBIT INDEX



   Exhibit Number
   --------------

     10(ff) Revolving Credit and Term Loan Agreement dated August 31, 2001 among FPIC Insurance Group, Inc., as Borrower, the Lenders named therein, and SunTrust Bank, as Administrative Agent and Collateral Agent

     10(gg) International Swap Dealers Association, Inc. Master Agreement dated June 15, 1998 between FPIC Insurance Group, Inc. and SunTrust Bank, Atlanta, as amended by the Confirmations of Interest Rate Transactions dated August 29, 2001

       99              FPIC Insurance Group, Inc. Press Release dated
                       September 6, 2001